UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

February 26, 2020

AMERI METRO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54546	45-1877342
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2575 Eastern Blvd., Suite 211, York, PA 17402

(Address of principal executive offices)

717-434-0668

 (Registrant's telephone number, including area code)

___N/A___

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant

On February 26, 2020, the Board of Directors of Ameri Metro Inc. (the “Company”) resolved to terminate the engagement of Marcum LLP (“Marcum”) and engage Weinstein International CPA as the Company’s independent public accountant.

During the Company’s fiscal year end July 31, 2018 and the subsequent interim periods through the date of termination (February 26, 2020), there were no “disagreements,” as defined in Item 304(a)(1)(iv) of Regulation S-K, with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreements in connection with its report. None of the “reportable events” set forth in Item 304(a)(1)(v) of Regulation S-K occurred during the period in which Marcum served as the Company’s principal independent accountants, except for the identified material weaknesses in its internal control over financial reporting as disclosed in the Company’s Annual Report on Form 10-K for the year ended July 31, 2018. Marcum’s audit report on the Company’s consolidated financial statements as of and for the fiscal year ended July 31, 2018 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, other than an explanatory paragraph relating to the Company’s ability to continue as a going concern.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided Marcum with a copy of this disclosure and requested that Marcum furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether Marcum agrees with the above statements, and if not, stating the respects in which it does not agree. A copy of Marcum’s letter dated as of March 2, 2020, is filed as Exhibit 16.1 hereto.

For the Company’s fiscal year ended July 31, 2019, and the subsequent interim period through February 26, 2020, the Company has engaged Weinstein International CPA, 16 Kissufim St., Jerusalem, 9123101, Idam Weinstein CPA Partner.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 16.1Marcum’s letter dated as of March 2, 2020

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 6, 2020

Ameri Metro, Inc. /s/ Robert Choiniere —————————————— By: Robert Choiniere Title: Chief Financial Officer